UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2011

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, Scientific Games Corporation (the “Company”) entered into an employment agreement with Grier C. Raclin pursuant to which Mr. Raclin became Senior Vice President and General Counsel of the Company on October 1, 2011.  Mr. Raclin succeeded Ira H. Raphaelson, Vice President, General Counsel and Secretary of the Company, who is leaving the Company on November 1, 2011 as previously announced.

Before joining the Company, Mr. Raclin served as Of Counsel at Thompson Coburn LLP, where he represented clients in the negotiation of complex commercial and financial transactions and provided advice on corporate governance, securities, outsourcing, privacy, data security and technology issues.  Prior to joining Thompson Coburn in 2010, Mr. Raclin served as Executive Vice President, General Counsel and later Chief Administrative Officer of Charter Communications, Inc., one of the nation’s largest cable television operators, where his responsibilities included managing board governance matters, negotiating major transactions and resolving litigation matters, and managing the company’s legal, governmental relations, business development, compliance, facilities, programming and procurement functions.  Prior to joining Charter in 2005, Mr. Raclin was Executive Vice President and Chief Legal Officer of Savvis, Inc., an international provider of IT outsourcing, virtual private networks, managed hosting and internet services to commercial enterprises worldwide, where his responsibilities included managing the company’s legal, regulatory, procurement and facilities functions.  Before joining Savvis in 2003, Mr. Raclin was Executive Vice President, Chief Administrative Officer and General Counsel of Global TeleSystems, Inc., a London-based provider of international voice, mobile and data services to businesses throughout Eastern and Western Europe, Russia and Asia.  Prior to moving in-house at Global TeleSystems in 1997, Mr. Raclin was in private practice for 17 years, most recently as Vice-Chairman and a Managing Partner of Gardner, Carton & Douglas in Chicago, IL and Washington, DC.  Mr. Raclin received his Bachelor of Arts in Philosophy cum laude from Northwestern University and his Juris Doctorate from Northwestern University Law School, where he was a member of the Editorial Board of the Northwestern University Law Review.

The term of Mr. Raclin’s employment agreement will expire on September 30, 2014, subject to extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.

The full text of Mr. Raclin’s employment agreement is attached hereto as Exhibit 10.1.

The Company issued a press release announcing Mr. Raclin’s employment, a copy of which is attached hereto as Exhibit 99.1.

On September 28, 2011, the Company entered into a letter agreement with Larry A. Potts, the Company’s Vice President, Chief Compliance Officer and Corporate Director of Security, which amended the Employment Agreement with Mr. Potts dated as of January 1, 2006 (as amended on October 8, 2008 and December 30, 2008).  Pursuant to the letter agreement, the term of Mr. Potts’ employment agreement was extended for an additional two (2) years to December 31, 2013, subject to extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.  In addition, Mr. Potts’ primary place of assignment will be relocated to Leesburg, Virginia effective November 1, 2011.  All other terms of Mr. Potts’ employment agreement are unchanged and remain in full force and effect.  The foregoing description of the letter agreement is qualified in its entirety by the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.2.

On June 29, 2011, the Company entered into a letter agreement with Steven W. Beason, the Company’s Vice President and Enterprise Chief Technology Officer, which amended the Employment Agreement with Mr. Beason dated as of August 8, 2005 (as amended on August 30, 2007, June 17, 2008 and December 30, 2008).  Pursuant to the letter agreement, the term of Mr. Beason’s employment agreement was extended for an additional three (3) years to August 31, 2014, subject to extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.  Mr. Beason’s base salary was increased to $485,000 effective September 1, 2011.  In addition, the provisions regarding the benefits payable to Mr. Beason upon a termination by reason of death or disability were revised to conform such benefits to the benefits payable in such events to certain other executives who recently entered into employment agreements with the Company.  In particular, in the event of Mr. Beason’s death, his beneficiary or estate would be entitled to any benefits that may be payable under any life insurance benefit of Mr. Beason for which the Company pays premiums, but Mr. Beason would no longer be entitled to an additional lump sum payment equal to six (6) months of his base salary or a bonus amount for the year of termination.  In the event Mr. Beason is terminated due to his “total disability” (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided under the Company’s disability plans), but Mr. Beason would no longer be entitled to a bonus amount for the year of termination or payment of COBRA premiums for 12 months.  All other terms of Mr. Beason’s employment agreement are unchanged and remain in full force and effect.  The foregoing description of the letter agreement is qualified in its entirety by the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.3.

Section 9 - Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of September 29, 2011 by and between the Company and Grier C. Raclin.

10.2	Letter Agreement dated as of September 28, 2011 by and between the Company and Larry A. Potts.

10.3	Letter Agreement dated as of June 29, 2011 by and between the Company and Steven W. Beason.

99.1	Press Release of the Company issued September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Date: October 3, 2011

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of September 29, 2011 by and between the Company and Grier C. Raclin.

10.2	Letter Agreement dated as of September 28, 2011 by and between the Company and Larry A. Potts.

10.3	Letter Agreement dated as of June 29, 2011 by and between the Company and Steven W. Beason.

99.1	Press Release of the Company issued September 30, 2011.